Exhibit 10.4

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) dated as of March 14, 2002 (“Effective Date”), is entered into between MediciNova, Inc., a Delaware corporation (“MN”) having a place of business located at 4540 Towne Centre Court, San Diego, California 92121, U.S.A., and Kyorin Pharmaceutical Co., Ltd., a Japanese corporation (“KR”), having a place of business located at 5, Kanda Surugadai 2-chome, Chiyoda-ku, Tokyo 101-8311, Japan.

W I T N E S S E T H :

WHEREAS, KR is the owner of the KR Intellectual Property Rights, as defined herein;

WHEREAS, MN desires to obtain exclusive license rights, with a right to grant sublicenses, under the KR Intellectual Property Rights, and KR desires to grant such license to MN, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below, it being understood that (a) words in the singular include the plural and vice versa and (b) any reference to any Party includes its Affiliates, successors in title and permitted assigns:

1.1 “Affiliate” shall mean, (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party or by any entity mentioned in (ii) hereinafter; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) or more (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party; or (iii) any corporation or business entity of which a Party has the legal right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.

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1.2 “Business Day(s)” means any day that is not a Saturday or a Sunday or a day on which the New York Stock Exchange or the Tokyo Stock Exchange is closed.

1.3 “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.4 “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.5 “cGMP” shall mean current applicable good manufacturing practices as defined in regulations promulgated by the FDA under the Act and, if applicable, corresponding applicable laws and regulations of other countries in the MN Territory relating to the formulation, manufacture, testing prior to delivery, storage and delivery of the Compound and Product.

1.6 “Centralized Procedure” shall mean the European Community Centralized Procedure for marketing authorization in accordance with Council Regulation EEC (2309-93) or any successor regulations.

1.7 “Compound” shall mean that certain compound [**] and its primary active metabolite [**] (ketone of [**] converted to alcohol), each as more specifically described in the patents listed on Exhibit 1.21 attached hereto and incorporated herein by reference.

1.8 “End of Phase 2 Meeting” shall mean the first end of Phase 2 meeting with the FDA, as defined in 21 CFR Section 312.47, intended to determine the safety of proceeding to Phase 3, evaluate the Phase 3 plan and protocols and identify any additional information necessary to support an NDA for Product.

1.9 “Europe” shall mean the United Kingdom, France, Germany, and Italy.

1.10 “FDA” shall mean the United States Food and Drug Administration or any successor thereto having regulatory jurisdiction over the manufacture, distribution and sale of drugs.

1.11 “Field” shall mean all uses.

1.12 “First Commercial Sale” shall mean, the first commercial sale of Product to Third Party for use or consumption by the general public of such Product in any country in the MN Territory by MN or its Affiliates and/or its sublicensee after Regulatory Approval has been granted by the governing health authority of such country.

1.13 “GAAP” means generally accepted accounting principles in the United States.

1.14 “Generic Competition” shall exist or be deemed to exist, in any particular country, commencing on the earlier of (i) where IMS or IMS- equivalent data is available, the first date on which Generic Drugs achieve a market share in one Calendar Quarter of [**] or greater of the

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total prescriptions for Product in such country (as so shown by the average of the monthly IMS (or IMS-equivalent) data for such prescriptions) or (ii) the first date on which there are three Generic Drugs available in one Calendar Quarter in such country

1.15 “Generic Drug(s)” shall mean any product containing Compound that is either defined in a particular country in the MN Territory as a generic drug by applicable legal texts or regulatory authorities in such country or is, in view of its product characteristics and intended use, considered by users to be interchangeable or substitutable for Product, other than Product introduced in such country by MN or its Affiliates.

1.16 “Improvement” shall mean any improvement, including without limitation any change or modification to any method, process, composition any enhancement in the manufacture, formulation, ingredients, preparation, presentation, means of delivery, dosage or packaging relating to Compound or Product, and shall include any homolog, analog, derivative, or conjugate of Compound or Product or any new use of the foregoing.

1.17 “IND” shall mean an investigational new drug application and any amendments thereto relating to the use of Compound or Product in the United States or the equivalent application in any other regulatory jurisdiction, the filing of which is necessary to commence clinical testing of Products in humans.

1.18 “KR Intellectual Property Rights” shall mean all intellectual property and proprietary rights in, arising out of, or associated therewith: (i) all KR Patent Assets and (ii) all KR Know-How owned or controlled by KR.

1.19 “KR Know-How” shall mean any and all information and materials, including but not limited to, discoveries, information, Improvements (excluding any homolog, analog, derivative or conjugate of the Compound), processes, formulae, data, inventions (whether patentable or not), invention disclosures, know-how and trade secrets, patentable or otherwise, which relate to Compound or Product, including without limitation, all chemical, pharmaceutical, toxicological, biochemical, and biological, technical and nontechnical data, and information relating to the results of tests, assays, methods, and processes, and specifications and/or other documents containing information and related data, and any preclinical, clinical, assay control, manufacturing, regulatory, and any other information used or useful for the development, manufacturing and/or regulatory approval of Compound or Product that are owned or controlled by KR and as to which KR has the right to license or sublicense to Third Parties.

1.20 “KR Licensee” shall mean a Third Party to which KR licenses any or all KR Intellectual Property Rights.

1.21 “KR Patent Assets” shall mean all United States, international and foreign utility and design patents and applications therefor (which shall be deemed to include certificates of invention and applications for certificates of invention and supplementary protection certificates) and all reissues, divisions, registrations, extensions, provisionals, continuations and

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continuations-in-part thereof which as of the Effective Date or at any time during the term of this Agreement:

(a)	are owned or controlled by KR or which KR through license or otherwise has or acquires rights, and

(b)	relate to Compound or Product,

including, but not limited to, methods of their manufacture, methods of their use, or otherwise relate to KR Know-How, including but not limited to the patents and patent applications listed on Exhibit 1.21 hereto, and any counterparts thereof which have been or may be filed in other countries.

1.22 “KR Territory” shall mean Japan, China (PRC), Taiwan (ROC) and South Korea.

1.23 “Market Exclusivity Period” shall mean that period of time with respect to a particular country in the MN Territory during which MN has the exclusive legal right to market Products pursuant to regulations of such country’s governing health authority.

1.24 “MN Intellectual Property Rights” shall mean all Improvements under Section 8.1 of this Agreement.

1.25 “MN Territory” shall mean all countries worldwide, except for Japan, China (PRC), Taiwan (ROC) and South Korea.

1.26 “NDA” shall mean a new drug application filed with the FDA for marketing authorization of a Product in the United States, a corresponding submission in Europe or under the Centralized Procedure if the context so indicates, or the equivalent application in any other regulatory jurisdiction, and any amendments and supplements thereto in the MN Territory.

1.27 “Net Sales” shall mean, with respect to any Product, the sales revenues received by MN or any MN Affiliate for all Products from Third Party customers, commencing upon the date of First Commercial Sale, after deducting, in accordance with GAAP, any (a) credits, allowances, samples, discounts and rebates to, and chargebacks from the account of, such Third Party customers; (b) freight and insurance costs; (c) trade discounts, cash discounts, quantity discounts, rebates; (d) sales, value-added and other direct taxes incurred; (e) customs duties, custom broker charges and other surcharges and governmental charges incurred in connection with the exportation or importation of Product.

1.28 “Ophthalmic Solution” shall mean a liquid formulation of pharmaceutical compositions containing Compound as the therapeutically active ingredient that is applied directly to the eyes.

1.29 “Party” shall mean KR or MN.

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1.30 “Person” shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.31 “Phase 3 Clinical Trial” means a trial conducted after an End of Phase 2 Meeting on a sufficient number of patients that is designed to establish that Product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with Product in the dosage range to be prescribed, and supporting marketing authorization of Product or label expansion of Product.

1.32 “Product” shall mean the final dosage form of a product for commercial sale by prescription, over-the-counter, or by any other method (or, where the context so indicates, the product being tested in clinical trials), incorporating pharmaceutical compositions containing Compound as at least one of the therapeutically active ingredients in any final dosage form or package configuration, other than an Ophthalmic Solution, for any indication.

1.33 “Program” shall mean those activities to be undertaken by MN or its designee including its sublicensees with respect to Compound or Product which are devoted to the evaluation of safety and efficacy in preclinical and clinical trials, and/or the conduct of any other activities or studies directed toward obtaining Regulatory Approval of Compound or Product.

1.34 “Proprietary Information” shall mean any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is being provided by that Party to the other Party in connection with this Agreement.

1.35 “Regulatory Approval” means all approvals (including pricing and reimbursement approvals required for marketing authorization), product and/or establishment licenses, registrations or authorizations of all regional, federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export, transport and sale of Compound or Product in a regulatory jurisdiction.

1.36 “Royalty Term” shall mean, with respect to each Product in each country in the MN Territory, the period of time beginning with the date of the First Commercial Sale of such Product by MN or its Affiliates in such country and continuing until the later of (a) the last date on which the manufacture, use or sale of such Product in such country would infringe a Valid Patent Claim held by KR but for the license granted by this Agreement or (b) the last date of the Market Exclusivity Period in such country. In the event that in any country (x) neither a Valid Patent Claim nor Market Exclusivity Period existed during any period in which Product is sold in such country and (y) Product is not subject to Generic Competition in such country, then the Royalty Term in such country shall be for a period commencing on the date of the First Commercial Sale of Product by MN or its Affiliates in such country and expiring on the earlier of (i) five (5) years from such date or (ii) the end of the second consecutive Calendar Quarter in which Generic Competition exists in such country.

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1.37 “Royalty Year” shall mean (i) for the first year in which the date of First Commercial Sale occurs (the “First Royalty Year”), the period commencing with the first day (the “Commencement Date”) of the Calendar Quarter in which such First Commercial Sale occurs and expiring on the last day of the twelfth (12th ) month following the Commencement Date and (ii) for each subsequent year, each successive twelve (12) month period commencing on the date immediately following the last day of the First Royalty Year.

1.38 “Third Party” shall mean any Person other than KR, MN and their respective Affiliates.

1.39 “Trademark” shall mean the trademark, trade name and trade dress to be used for sale of each Product by MN or its sublicensees which Trademark may include MN’s existing trademark, trade name and trade dress.

1.40 “Valid Patent Claim” shall mean a claim of an issued and unexpired patent included within the KR Intellectual Property Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ARTICLE 2

PROGRAM

2.1 Conduct of Program and Regulatory Matters.

2.1.1 MN Territory. MN shall use commercially reasonable efforts to develop and commercialize Product, including the preparation and filing of regulatory submissions. MN shall own, control and retain primary legal responsibility for, and shall be responsible for funding, the preparation, filing and prosecution of all filings and regulatory applications required to obtain Regulatory Approval of Product in the MN Territory. MN may subcontract portions of the Program including the manufacture of Compound; provided, however, that such subcontracted Third Party shall be subject to an agreement with MN consistent with the confidentiality obligations in accordance with Article 7 below. KR shall transfer free of charge to MN as soon as practicable after the Effective Date any IND or other regulatory filings relating to Compound or Product owned or controlled by KR, if any, in the MN Territory and KR shall allow MN or its designees free of charge to cross reference any IND, NDA or Drug Master File if owned or controlled by KR and relating to Compound or Product in the KR Territory. Upon MN’s request, KR shall consult and cooperate with MN in obtaining Regulatory Approval of Products in the MN Territory, provided that (i) MN provides KR with reasonable notice and reimburses KR for reasonable out-of-pocket expenses incurred by KR in performing such services at MN’s request and (ii) unless KR is developing Product for the KR Territory or Ophthalmic Solution, any consultation and cooperation in obtaining such Regulatory Approval (other than providing KR Know-How) shall be subject to KR’s acceptance of such request.

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2.1.2 KR Territory. KR shall own, control and retain primary legal responsibility for, and shall be responsible for funding, the preparation, filing and prosecution of all filings and regulatory applications required to obtain Regulatory Approval of Product in the KR Territory. MN shall allow KR or KR Licensees free of charge to cross reference any IND, NDA or Drug Master File owned or controlled by MN and relating to Compound or Product in order for KR or KR Licensees to obtain Regulatory Approval of Compound or Product in the KR Territory and to obtain Regulatory Approval of Ophthalmic Solutions in the KR Territory and the MN Territory.

2.2 Clinical Development Reports.

2.2.1 MN Reports. MN shall provide KR with a written report on a semi-annual basis summarizing the status of MN’s preclinical and clinical development and regulatory filing activities with respect to Compound and Product in the MN Territory, with the delivery to KR of the summary of annual report to an IND submitted by MN or its sublicensees to the FDA or, if applicable, corresponding regulatory authorities in the MN Territory, in connection with a clinical trial of Product to be in satisfaction of any report required by this sentence Alternatively, any such report may be in the form of a meeting at a mutually acceptable location, a video conference or a teleconference. Any disclosures of such progress and results shall be deemed Proprietary Information of MN. MN shall promptly notify KR upon the receipt of Regulatory Approvals and of the date of First Commercial Sale in the MN Territory. KR shall designate an appropriate representative of KR to receive such clinical development and regulatory communications and to coordinate further correspondence between the Parties. KR’s initial designee shall be Toru Shionoya.

2.2.2 KR Reports. KR shall provide MN with a written report on a semi-annual basis summarizing the status of KR’s preclinical and clinical development and regulatory filing activities with respect to Compound in Ophthalmic Solutions in the KR Territory and the MN Territory and Compound and/or Product in the KR Territory, with the delivery to MN of the summary of the annual report to an IND submitted by KR or KR Licensees to the regulatory authorities in the KR Territory (and in the MN Territory if applicable in the case of Ophthalmic Solutions) in connection with a clinical trial of Product or Ophthalmic Solutions, as the case may be, to be in satisfaction of any report required by this sentence. Alternatively, such report may be in the form of a meeting at a mutually acceptable location, a video conference or a teleconference. Any disclosures of such progress and results shall be deemed Proprietary Information of KR. KR shall promptly notify MN upon the receipt of Regulatory Approvals and of the date of first commercial sale of Product in the KR Territory or of Compound for Ophthalmic Solutions in the KR Territory and the MN Territory. MN shall designate an appropriate representative of MN to receive such clinical development and regulatory communications and to coordinate further correspondence between the Parties. MN’s initial designee shall be Takashi Kiyoizumi, M.D., Ph.D.

2.3 Excused Performance. The obligations of MN under Section 2.1 with respect to Product are expressly conditioned upon the absence of any serious adverse conditions relating to

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the safety or efficacy of Compound or Product including the absence of any action by any regulatory authority limiting the development or commercialization of Compound or Product.

2.4 Manufacture of Compound. MN shall be responsible for the manufacture and supply of Compound and Product for preclinical, clinical and commercial purposes, in compliance with cGMP, in the MN Territory. In addition, no later than twelve (12) months prior to the earlier of (i) the estimated first submission of an application by KR or KR Licensees for Regulatory Approval of Product in the KR Territory or (ii) the estimated first submission of an application by KR or KR Licensees for Regulatory Approval of an Ophthalmic Solution in either the MN Territory or the KR Territory, KR shall provide a written notice to MN (the “Supply Notice”) stating whether KR desires MN to be the exclusive manufacturer and supplier of Compound and/or Product for use in the KR Territory and/or the MN Territory in the case of Compound for an Ophthalmic Solution and, if so, including a summary of KR’s proposed terms for a supply agreement between the Parties. After receipt by MN of the Supply Notice, the Parties or their respective designees shall negotiate in good faith to enter into a supply agreement containing commercially reasonable terms applicable to similar types of exclusive supply agreements.

ARTICLE 3

LICENSE

3.1 License Grant to MN. KR hereby grants to MN an irrevocable, exclusive (even as to KR) license in the MN Territory under the KR Intellectual Property Rights, including the right to grant sublicenses, to develop, evaluate, make, have made, use, offer for sale, market, sell, import and otherwise distribute the Compound and Products for use in the Field.

3.2 Sublicense Rights. MN may grant sublicenses within the scope of the license granted to MN under this Agreement to any Affiliate or Third Party; provided, however that any such sublicense shall be subject to the provisions of this Agreement. MN shall promptly inform KR of each such sublicensee and provide KR with a copy of the sublicense agreements. In the event of any sublicense to a Third Party, the provisions of Section 4.7 shall be applicable. Upon termination of this Agreement pursuant to Section 9.3 by KR for an uncured material breach by MN, any existing sublicense agreement(s) shall survive and shall be assigned by MN to KR without any cost to KR provided that (i) the sublicensee is not in breach of its sublicense agreement at the time of such termination of this Agreement, (ii) any sublicensee who desires its sublicense to survive shall promptly agree in writing to be bound by the applicable terms of and assume all obligations of MN under this Agreement, and (iii) KR does not have commercially reasonable objection to such survival.

3.3 Exchange of Information. Upon execution of this Agreement, KR shall disclose to MN in writing all KR Intellectual Property Rights not previously disclosed. During the term of this Agreement, and in addition to the other communications required under this Agreement, KR shall also promptly disclose to MN in writing on an ongoing basis all KR Intellectual

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Property Rights and other information developed in connection with KR’s activities relating to the Compound, if any.

3.4 License Grant to KR. MN hereby grants to KR an exclusive royalty-free license including the right to grant sublicenses to KR Licensees to use the preclinical and clinical and regulatory databases owned by MN and developed in connection with MN’s performance of the Program to, (i) obtain Regulatory Approval of and commercialize Product in the KR Territory; and (ii) obtain Regulatory Approval of and commercialize Compound for Ophthalmic Solutions in the KR Territory and the MN Territory; provided, however, that upon termination of this Agreement pursuant to Section 9.3 by MN, KR shall pay royalties to MN equal to [**] of all net sales of the Products in the KR Territory and of Ophthalmic Solutions in the KR Territory and the MN Territory by KR or KR Licensees for a period of five (5) years from the date of such termination of this Agreement if KR or any KR Licensee uses the foregoing MN’s database. In the event KR claims that KR or KR Licensee did not use such MN’s database or for any reason fails to make the royalty payments required by the preceding sentence, KR shall provide MN with copies of all regulatory submissions relating to Product in the KR Territory or Ophthalmic Solutions in order for MN to determine whether such submissions used MN’s databases (to the extent not already provided pursuant to other provisions of this Agreement).

3.5 Adverse Events. In the event KR undertakes development of Compound in Ophthalmic Solutions in the KR Territory and/or the MN Territory or development and commercialization of Product in the KR Territory, each Party shall promptly furnish to the other Party all information concerning safety of Compound or Product, such as adverse or unexpected side effects, injury or other events associated with uses, studies, investigations or tests of Compound or Product, whether or not such Party is required to report such information to any regulatory authority and whether or not such event is determined to be attributable to Compound or Product.

ARTICLE 4

ROYALTIES AND MILESTONES

4.1 Royalties Payable by MN. In consideration of the license granted to MN herein, during the Royalty Term, MN shall pay to KR royalties in the applicable percentage specified in Exhibit 4.1 attached hereto for Net Sales in each Royalty Year of Products by MN and its Affiliates in the MN Territory.

4.2 Combination Product. Notwithstanding the foregoing, in the event a Product is sold as a combination product with other biologically active components, Net Sales, for purposes of royalty payments on the combination product, shall be calculated by multiplying the Net Sales of that combination product by the fraction A/B, where A is the gross selling price of the Product sold separately and B is the gross selling price of the combination product. If no such separate sales are made by MN or its Affiliates, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination product by the fraction C/(C+D), where C (excluding the fully allocated cost of the other biologically active component in question) is the fully

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allocated cost of the Compound and D is the fully allocated cost of such other biologically active components. It is understood and agreed to between the Parties, however, that if the fully allocated cost of such other biologically active components exceeds by a multiple of one hundred (100) the fully allocated cost of the Compound, then the Parties shall discuss in good faith to determine a more appropriate method of calculating Net Sales for the combination product, consistent with the overall intents and purposes of this Agreement, provided, however, that in no event shall the calculation of Net Sales under this Section 4.2 be less than fifty percent (50%) of the actual Net Sales of the combination product.

4.3 Third Party Royalties. If MN is compelled, including under Section 8.9, to obtain one or more patent licenses from and to pay royalties to any Third Party in any country in the MN Territory in order to exercise its rights hereunder to practice any process or method, or to make, use or sell Compound or Product, which is the subject of the Valid Patent Claim in such country, then fifty percent (50%) of the royalties actually paid to such Third Party by MN for sale of such Product for each Calendar Quarter in such country shall be creditable against the royalty payments due KR with respect to the sale of such Product by MN or its Affiliates in such country; provided, however, that MN shall first notify and discuss the foregoing with KR and that in no event shall the royalty rate payable to KR under Section 4.1 be less than [**] of Net Sales.

4.4 Milestone Payments. In further consideration of the rights granted by KR hereunder, MN shall pay KR the following milestone payments, contingent upon occurrence of the specified event, with each milestone payment to be made no more than once with respect to the achievement of such milestone (but payable on the first achievement of such milestone):

(a)	[**] within ten (10) days after the Effective Date;

(b)	[**] upon initiation of the first Phase 3 Clinical Trial (upon dosing of the first patient) in the MN Territory by MN, its Affiliates or its sublicensees; and

(c)	[**] upon receipt in writing of the first Regulatory Approval in the U.S. or Europe by MN, its Affiliates or its sublicensees.

MN shall notify KR in writing within thirty (30) days after the first achievement of the milestones specified in Section 4.4 (b) and (c) and such notices shall be accompanied by payment of the appropriate milestone payment. The payments described in this Section 4.4 shall be payable only upon the initial achievement of each milestone, and no amounts shall be due hereunder for any subsequent or repeated achievement of such milestones, regardless of the number of Products for which such milestone may be achieved.

4.5 One Royalty. No more than one royalty payment shall be due with respect to a sale of a particular Product. No multiple royalties shall be payable because any Product, or its manufacture, sale or use is covered by more than one Valid Patent Claim. No royalty shall be payable under this Article 4 with respect to sales of Products among MN and its Affiliates for resale, nor shall a royalty be payable under this Article 4 with respect to Products distributed for

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use in research and/or development, in clinical trials, as donations to non-profit institutions or government agencies or as promotional free samples.

4.6 Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to Product in any country in the MN Territory with a royalty rate lower than the royalty rate provided in Exhibit 4.1, then the royalty rate to be paid by MN on Net Sales in that country under Exhibit 4.1 shall be adjusted to the same rate paid by the compulsory Third Party licensee during the period of such compulsory license.

4.7 Sublicense Payments. In the event of any sublicense to a Third Party under Section 3.2 above in any country of the MN Territory in which MN is entitled to a lump sum and/or milestone payments and a royalty based on net sales of Product by the sublicensee under the sublicense agreements, then in lieu of royalty payments on Net Sales as set forth in Exhibit 4.1 in such country, MN shall pay KR (i) [**] of royalty payments received by MN based on net sales of Product by MN’s sublicensee and (ii) [**] of lump sum and/or milestone payments received by MN from MN’s sublicensee (other than payments made by MN’s sublicensee (x) to reimburse MN for MN’s research and development expenditures, calculated in accordance with GAAP, or (y) as equity investments in MN. The provisions of Article 5 and Article 6 will apply where appropriate with respect to the amounts payable under this Section 4.7.

ARTICLE 5

ROYALTY REPORTS AND ACCOUNTING

5.1 Reports. During the Royalty Term, MN shall furnish to KR a written report for the Calendar Quarter showing on a country by country basis, (a) the gross sales of all Products sold by MN and its Affiliates in the MN Territory during such Calendar Quarter and the calculation of Net Sales from such gross sales; (b) the royalties, payable in United States dollars, which shall have accrued hereunder based upon Net Sales of Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the date of the First Commercial Sales of each Product in each country in the MN Territory ; and (e) the exchange rates used in determining the amount of United States dollars, as more specifically provided in Section 6.2 below. Reports shall be due ninety (90) days following the close of each Calendar Quarter. MN shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

5.2 Audits.

5.2.1 Audit Rights. Upon the written request of KR and not more than once in each Calendar Year, MN shall permit an independent certified public accounting firm of nationally recognized standing, selected by KR and reasonably acceptable to MN, at KR’s expense, to have access during normal business hours on at least ten (10) days’ prior written notice, to such of the records of MN and its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Royalty Year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to KR only

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whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

5.2.2 Audit Results. If such accounting firm concludes that additional royalties were owed during such period, MN shall pay the additional royalties within sixty (60) days of the date KR delivers to MN such accounting firm’s written report so concluding; provided, however, that, in the event that MN shall not be in agreement with the conclusion of such report (a) MN shall not be required to pay such additional royalties and (b) such matter shall be resolved pursuant to the provisions of Section 11.6 herein. In the event such accounting firm concludes that amounts were overpaid by MN during such period, MN shall have a credit against future royalties payable to KR in the amount of such overpayment; provided, however, that in the event that KR shall not be in agreement with the conclusion of such report (a) MN shall not have such a credit and (b) such matter shall be resolved pursuant to the provisions of Section 11.6 herein. The fees charged by such accounting firm shall be paid by KR; provided, however, if the audit discloses that the royalties payable by MN for the audited period are more than one hundred ten percent (110%) of the royalties actually paid for such period, then MN shall pay the reasonable fees and expenses charged by such accounting firm. Upon the expiration of thirty-six (36) months following the end of any Royalty Year, the calculation of royalties payable with respect to such Royalty Year shall be binding and conclusive upon KR and MN shall be released from any liability or accountability with respect to royalties for such Royalty Year.

5.2.3 Confidential Financial Information. KR shall treat all financial information subject to review under this Article 5 or under any sublicense agreement as confidential, and shall cause its accounting firm to retain all such financial information in confidence.

ARTICLE 6

PAYMENTS

6.1 Payment Terms. Royalties shown to have accrued by each royalty report provided for under Article 5 of this Agreement shall be due and payable on the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date.

6.2 Payment Method. All payments by MN to KR under this Agreement shall be paid in United States dollars. If any currency conversion shall be required in connection with the payment of any royalties hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars reported by the Wall Street Journal on the last Business Day of the Calendar Quarter to which such royalty payments relate.

6.3 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the MN Territory where the Product is sold, MN shall have the right, at its option, to make such payments by depositing the amount thereof in local currency to KR’s account in a bank or other depository designated by KR in such country. If the royalty rate specified in this Agreement should exceed the permissible rate

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established in any country in the MN Territory, the royalty rate in such country shall be adjusted to the highest legally permissible or government-approved rate.

6.4 Withholding Taxes. MN shall be entitled to deduct from any payment due KR under this Agreement the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by MN or its Affiliates, or any taxes required to be withheld by MN or its Affiliates, to the extent MN or its Affiliates pay to the appropriate governmental authority on behalf of KR such taxes, levies or charges. MN shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of KR by MN or its Affiliates. MN promptly shall deliver to KR proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto. KR shall provide MN with all forms or documentation required by any applicable taxation laws, treaties or agreements to such withholding or as necessary to claim a benefit thereunder (including, but not limited to, Form W-8BEN and any successor form).

ARTICLE 7

CONFIDENTIALITY AND PUBLICITY

7.1 Nondisclosure Obligations. Except as otherwise provided in this Article 7, (a) during the term of this Agreement and for a period of five (5) years thereafter, both Parties shall maintain in confidence and use only for purposes of this Agreement information and data resulting from or related to the development of the Compound or Products; (b) during the term of this Agreement, both Parties shall maintain in confidence and use only for purposes of this Agreement information and data not described in clause (a) above resulting from or related to the Program; and (c) during the term of this Agreement and for a period of five (5) years thereafter, both Parties shall also maintain in confidence and use only for purposes of this Agreement all information and data not described in clause (a) or (b) above but supplied by the other Party under this Agreement marked “Confidential.” For purposes of this Article 7, information and data described in clause (a), (b) or (c) above shall be deemed “Proprietary Information.”

7.2 Permitted Disclosures. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (a) a Party may disclose Proprietary Information which is otherwise obligated under this Article 7 not to disclose to its Affiliates, to KR Licensees, if the Party is KR, to its sublicensees, if the Party is MN, and to its consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such Persons agree to keep the Proprietary Information confidential for the same time periods and to the same extent as such Party is required to keep the Proprietary Information confidential; and (b) a Party (including MN’s sublicensees or KR Licensees) may disclose such Proprietary Information to government or other regulatory authorities to the extent that such disclosure is required by applicable law (including without limitation all applicable securities laws), regulation, agency or court order, or is reasonably necessary to obtain patents or authorizations to conduct clinical trials with, and to commercially market the Product (and Ophthalmic Solutions in the case of KR), provided that the disclosing Party shall provide written

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notice to the other Party and sufficient opportunity to object to such disclosure or to request confidential treatment thereof. The obligation not to disclose or use Proprietary Information received from the other Party shall not apply to any part of such Proprietary Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the Party obligated not to disclose such Proprietary Information in contravention of this Agreement; (ii) is disclosed to the receiving Party by a Third Party, provided such Proprietary Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement on a confidential basis; (iii) prior to disclosure under this Agreement, was already in the possession of the receiving Party, provided such Proprietary Information was not obtained directly or indirectly from the other Party under this Agreement; or (iv) is disclosed in a press release agreed to by both Parties, which agreement shall not be unreasonably withheld.

7.3 Publication. In the event a Party or any Affiliate of or consultant to such Party or MN’s sublicensees or KR Licensees wishes to make a scientific publication relating to Compound or Product, it shall deliver to the other Party a copy of the proposed publication or an outline of the oral disclosure at least thirty (30) Business Days prior to submission or presentation, such that any issue of patent protection can be resolved in accordance with the terms of this Agreement.

ARTICLE 8

INTELLECTUAL PROPERTY RIGHTS AND INFRINGEMENT

8.1 Ownership of Improvements. The entire right and title in all Improvements or other technology directed to the manufacture or use of Product or Compound, and all processes relating thereto, whether or not patentable, and any patent applications or patents based thereon, made or conceived during and as a result of the Program by employees or others acting solely on behalf of MN or its Affiliates shall be owned solely by MN. In the event such Improvements are embodied in an issued patent that is dominated in any country by a Valid Patent Claim, KR shall be entitled to royalties on Net Sales in such country under Section 4.1 of this Agreement during the Royalty Term.

8.2 Ownership of Trademarks. The entire right and title in all Trademarks used by MN, its Affiliates and, if applicable its sublicensees in the MN Territory shall be owned solely by MN.

8.3 Patent Applications.

8.3.1 Foreign Filing Decisions. KR shall determine whether patents or patent applications included in the KR Intellectual Property Rights should be abandoned without replacement, abandoned and refiled, proceeded within the country of filing only, or used as the basis for a claim of priority under the Paris Convention for corresponding applications in other countries in the MN Territory after consultation with MN, and subject to the provisions of Section 8.3.2. The Parties shall consult together to ensure that so far as practicable the texts filed in the United States and in other countries in the MN Territory contain the same information and claim the same scope of protection.

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8.3.2 Prosecution and Maintenance. KR shall have the right to control the prosecution, grant and maintenance of the KR Intellectual Property Rights in the MN Territory and the KR Territory, and to select all patent counsel or other professionals to advise, represent or act for it in all matters relating to the KR Intellectual Property Rights. KR shall be responsible for the payment of all such patent prosecution and maintenance costs. MN shall have the right to control the prosecution, grant and maintenance of the MN Intellectual Property Rights in the KR Territory and the MN Territory, and to select all patent counsel or other professionals to advise, represent or act for it in all matters relating to the MN Intellectual Property Rights. MN shall be responsible for the payment of all such patent prosecution and maintenance costs. If KR elects under Section 8.3.1 or this Section 8.3.2 not to file, prosecute or maintain a patent application included in the KR Intellectual Property Rights in any country in which the patents included on Exhibit 1.21 have been filed and are being prosecuted or maintained, it shall provide MN with written advance notice sufficient to avoid any loss or forfeiture, and MN shall have the right but not the obligation, at its sole expense, to file, prosecute or maintain such patent application in MN’s name and KR shall assign to MN all of KR’s right, title and interest in and to such KR Patent Assets and, in the event MN exercises such right, such patent or patent application shall no longer be deemed a KR Patent Asset.

8.4 Cooperation. Each Party shall make available as far as possible to the other Party or to the other Party’s authorized attorneys, agents, representatives, employees or consultants any documents necessary or appropriate to enable the other Party to file, prosecute and maintain patent applications and resulting patents, as set forth in Section 8.3.1 and 8.3.2 above, for a period of time sufficient for the other Party to obtain the assistance it needs from the first Party. Where appropriate, each Party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other Party.

8.5 Enforcement of Intellectual Property Rights. MN shall have the first right to enforce the KR Intellectual Property Rights against infringers in the MN Territory, and shall consult with KR both prior to and during said enforcement. KR shall have the first right to enforce the KR Intellectual Property Rights against infringers in the KR Territory, and may consult with MN both prior to and during said enforcement. In the event either Party learns of significant and continuing infringement of the KR Intellectual Property Rights, it shall promptly provide written notice to the other Party of the fact and supply such other Party with all evidence it possesses pertaining to and establishing said infringement(s).

8.6 Procedure for Enforcement of Intellectual Property Rights. The Party responsible for enforcing KR Intellectual Property Rights pursuant to this Article 8 (the “Enforcing Party”) shall have six (6) months from the date of receipt of notice of request by the other Party to abate the infringement, or to file suit against at least one of the infringers, at the sole expense of the Enforcing Party, following consultation with the other Party. If the Enforcing Party does not, within six (6) months of receipt of such notice, abate the infringement or file suit to enforce KR Intellectual Property Rights against at least one infringer in a country in the MN Territory or the KR Territory, as applicable, the other Party shall have the right to take whatever action it deems appropriate in its own name to enforce the KR Intellectual Property Rights in its Territory, as

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applicable; provided, however, that, within thirty (30) days after receipt of notice of the other Party’s intent to file such suit, the Enforcing Party shall have the right to jointly prosecute such suit.

8.7 Settlements. The Party controlling the action may not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the non-controlling Party without the express written consent of the non-controlling Party. Notwithstanding the foregoing, KR and MN shall cooperate with each other in the planning and execution of any action to enforce the KR Intellectual Property Rights. Any recovery obtained by MN or KR shall be shared as follows:

(i) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;

(ii) the other Party then shall, to the extent possible, recover its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the action;

(iii) if KR initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by KR; and

(iv) if MN initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by MN, except that KR shall receive a portion equivalent to the royalties it would have received in accordance with the terms of this Agreement if the infringing sales had been Net Sales.

8.8 Notification of Patent Term Restoration. The Parties shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to the KR Intellectual Property Rights in the MN Territory. MN shall notify KR of (a) the issuance of each U.S. patent included within the KR Intellectual Property Rights, giving the date of issue and patent number for each such patent, and (b) each notice pertaining to any patent included within the KR Intellectual Property Rights pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (hereinafter called the “Act”), including notices pursuant to §§ 101 and 103 of the Act from persons who have filed an abbreviated NDA (“ANDA”). Such notices shall be given promptly, but in any event within five (5) calendar days of each such patent’s date of issue or receipt of each such notice pursuant to the Act, whichever is applicable. MN shall notify KR of each filing for patent term restoration under the Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the KR Intellectual Property Rights. Likewise, KR or MN, as the case may be, shall inform the other Party of patent extensions and periods of data exclusivity in the rest of the world regarding any Product.

8.9 Infringement Actions by Third Parties. If MN or any of its Affiliates or sublicensees or customers shall be sued by a Third Party for infringement of a patent because of

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the manufacture, importation, use, offer for sale or sale of the Compound or Products, MN shall promptly notify KR in writing of the institution of such suit. MN shall have the first right, in its sole discretion, to control the defense of such suit at its own expense, in which event KR shall have the right to be represented by advisory counsel of its own selection, at its own expense, and shall cooperate fully in the defense of such suit and furnish to MN all evidence and assistance in KR’s control. If MN does not elect within thirty (30) days after such notice from MN to KR to so control the defense of such suit, KR may undertake such control at its own expense, and MN shall then have the right to be represented by advisory counsel of its own selection and at its own expense, and MN shall cooperate fully in the defense of such suit and furnish to KR all evidence and assistance in MN’s control. The Party controlling the suit may not settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling Party without the express written consent of the non-controlling Party. Any Third Party royalty payments required to be paid as the result of a judgment or settlement under this Section 8.9 shall be subject to the provisions of Section 4.3 above.

ARTICLE 9

TERM AND TERMINATION

9.1 Expiration. Unless terminated earlier pursuant to Sections 9.2 or 9.3 below, this Agreement shall expire on the later of the expiration of the Royalty Term on a country-by-country basis or the expiration of the obligation to make payments by MN to KR under Section 4.7.

9.2 Termination by MN. MN shall have the right, in its sole discretion, to terminate this Agreement (a) with respect to the entire Agreement, or any country in the MN Territory in the event that a Third Party claims the Compound infringes such Third Party’s intellectual property rights in such country in the MN Territory, by providing not less than thirty (30) days prior written notice of such termination to KR or (b) with respect to the entire Agreement, or any country in the MN Territory with ninety (90) days written notice to KR, provided that prior to such termination, MN shall discuss with KR the reasons for such termination. Subject to the provisions of Section 9.4 below, the rights and obligations of KR and of MN with respect to this Agreement in its entirety or with respect to the terminated country in the MN Territory, as applicable, shall terminate in the event of a termination pursuant to this Section 9.2, provided, however, that in the event of a partial termination by MN under this Section 9.2, this Agreement shall continue in full force and effect with respect to the countries in the MN Territory unaffected by such partial termination.

9.3 Termination for Cause. Either Party may terminate this Agreement upon or after the breach of any material provision of this Agreement by the other Party, if the breaching Party has not cured such breach within ninety (90) days after notice thereof from the non-breaching Party. This Agreement shall terminate, at the option of the non-breaching Party, at the expiration of such ninety (90) day cure period; provided, however, that if the breach is not capable of being cured within ninety (90) days of such written notice, this Agreement may not be terminated so long as the breaching Party commences and is taking commercially reasonable actions to cure

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such breach as promptly as practicable provided that in such event, if the breach is not cured within one hundred eighty (180) days of such written notice, the non-breaching Party shall have the right to terminate this Agreement.

9.4 Effect of Expiration and Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. MN and its Affiliates and sublicensees shall have the right to sell or otherwise dispose of the stock of any Product subject to this Agreement then on hand or in process of manufacture, subject to Articles 4, 5 and 6. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Article 7 shall survive the expiration or termination of this Agreement and shall continue in effect during the term set forth in Section 7.1. In addition, any other provision required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. In the event of termination of this Agreement in its entirety or for any country in the MN Territory by MN pursuant to Section 9.2 (b), MN shall, if requested to do so in writing by KR, license to KR or its designee the MN Intellectual Property Rights, all INDs, NDAs and other existing Regulatory Approval obtained by MN, its Affiliates or its sublicensees in the MN Territory or in the terminated countries of the MN Territory, as applicable, to make, have made use and sell Compound and Product, on commercially reasonable terms to be negotiated in good faith between the Parties. In the event of termination of this Agreement in its entirety by MN pursuant to Section 9.2 (b) or by KR pursuant to Section 9.3 prior to the completion of a Phase 2 clinical trial on Product, the foregoing license from MN to KR shall be royalty-free. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

The Parties hereby represent and warrant as follows:

10.1 Corporate Existence and Power. Such Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; and (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted;

10.2 Authorization and Enforcement of Obligations. Such Party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;

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10.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement have been obtained;

10.4 No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party; and

10.5 Non-Infringement. As of the Effective Date, KR represents and warrants that: (a) the KR Intellectual Property Rights are owned solely and exclusively by KR free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof, has any valid claim of ownership with respect to the KR Intellectual Property Rights, whatsoever; (b) they have not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the KR Intellectual Property Rights, or any portion thereof, inconsistent with the license granted to MN herein; (c) KR is not aware of the existence of any references or conduct that would bring into question the validity or enforceability of the KR Intellectual Property Rights; (d) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the KR Intellectual Property Rights; (e) to KR’s best knowledge, the KR Intellectual Property Rights and the contemplated development, importation or exportation, manufacture, use, offer for sale and sale of any Compound or Product does not infringe any patent rights owned or possessed by any Third Party; and (f) KR has disclosed to MN all information known by it that is reasonably believed by KR to be related to the KR Intellectual Property Rights and the activities contemplated under this Agreement.

10.6 Effect of Representations and Warranties. It is understood that if the representations and warranties made by a Party under this Article 10 are not true and accurate, and the other Party incurs damages, liabilities, costs or other expenses as a result, the Party making such representations and warranties shall indemnify and hold the other Party harmless from and against any such damages, liabilities, costs or other expenses incurred as a result.

ARTICLE 11

MISCELLANEOUS

11.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, floods, embargoes, power shortage or failure, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

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11.2 Assignment. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either Party without the consent of the other Party; provided, however, that either KR or MN may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

11.3 Severability. Each Party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of the Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such invalid provisions.

11.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing, delivered personally or by facsimile or email (and promptly confirmed by personal delivery, U.S. first class mail or courier), U.S. first class mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated in the first paragraph of this Agreement, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

11.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

11.6 Dispute Resolution. (a) The Parties agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement (a “Dispute”) by conducting good faith negotiations. Any Disputes which cannot be resolved by good faith negotiation within twenty (20) Business Days, shall be referred, by written notice from either Party to the other, to the Chief Executive Officer of each Party. Such Chief Executive Officers shall negotiate in good faith to achieve a resolution of the Dispute referred to them within twenty (20) Business Days after such notice is received by the Party to whom the notice was sent. If the Chief Executive Officers are unable to settle the Dispute between themselves within twenty (20) Business Days, they shall so report to the Parties in writing. The Dispute shall then be referred to mediation as set forth in the following subsection (b).

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(b) Upon the Parties receiving the Chief Executive Officers’ report that the Dispute referred to them pursuant to subsection (a) has not been resolved, the Dispute shall be referred to mediation by written notice from either Party to the other. The mediation shall be conducted pursuant to the LCIA Mediation Procedure. The place of the mediation shall be London, England and the language of the mediation shall be English. If the Parties have not reached a settlement within twenty (20) Business Days of the date of the notice of mediation, the Dispute shall be referred to arbitration pursuant to subsection (c) below.

(c) If after the procedures set forth in subsections (a) and (b) above, the Dispute has not been resolved, a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Parties shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall continue to make good faith efforts to amicably resolve the dispute without arbitration. If the Parties have not reached a settlement during that period the arbitration proceedings shall go forward and be governed by the LCIA Arbitration Rules then in force. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of MN and KR and the third arbitrator, who shall be the Chairman of the tribunal, shall be appointed by the two-Party appointed arbitrators. Any such arbitration shall be held in New York, New York, USA and the language of the arbitration shall be English.

The tribunal shall issue its award within forty-five (45) days after the date on which the arbitration proceedings have closed. The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each Party shall bear its own costs and expenses incurred in connection with any arbitration proceeding and the Parties shall equally share the cost of the mediation and arbitration levied by the LCIA.

Any mediation or arbitration proceeding entered into pursuant to this Section 11.6 shall be conducted in the English language.

11.7 Right to Develop Independently. Nothing in this Agreement shall be deemed to prevent MN from developing and commercializing products which are similar to or competitive with a Compound or Product so long as MN is using commercially reasonable efforts to develop and commercialize Product as specified in sub-section 2.1.1.

11.8 Compliance with Laws. Either Party shall furnish to the other Party any information requested or required by that Party during the term of this Agreement or any extensions hereof to enable that Party to comply with the requirements of any U.S., Japan or foreign federal, state and/or governmental agency.

11.9 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT

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DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

11.10 Further Assurances. At any time or from time to time on and after the date of this Agreement, each Party shall at the request of the other (i) deliver to the other such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as the other Party may reasonably deem necessary or desirable in order for the other Party to obtain the full benefits of this Agreement and the transactions contemplated herein.

11.11 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

11.12 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

11.13 Independent Contractors. It is expressly agreed that KR and MN shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither KR nor MN shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party to do so.

11.14 Waiver. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 12

INDEMNIFICATION

12.1 Indemnification by MN. MN shall indemnify, defend and hold KR and KR Licensees and their respective officers, directors, shareholders, agents and employees (“KR Indemnified Party”) harmless against any and all claims, liability, damage, loss, cost or expense (including reasonable attorney’s fees) (collectively, “Losses”) incurred by KR arising or resulting from any third party claim made or suit brought against KR or any KR Indemnified Party to the extent any such Losses arise out of (i) any breach by MN of any of its

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representations or warranties in this Agreement; (ii) MN’s negligence or willful misconduct; or (iii) the development, manufacture, use, importation, promotion, marketing, commercialization, distribution and sale of the Compound or Product by MN, provided, however, that MN shall not be required to indemnify KR or any KR Indemnified Party to the extent it is determined that the Losses resulted from the negligence or willful misconduct of KR or any such KR Indemnified Party or if KR would be required to indemnify MN under Section 12.2 below. MN shall also have its sublicensees indemnify, defend and hold KR and KR Indemnified Party harmless against Losses in a substantially similar way.

12.2 Indemnification by KR. KR shall indemnify, defend and hold MN, and its sublicensees, and their respective officers, directors, shareholders, agents and employees (“MN Indemnified Party”) harmless against any and all Losses incurred by MN arising or resulting from any third party claim made or suit brought against MN, its sublicensees or any MN Indemnified Party to the extent any such Losses arise out of (i) any breach by KR of any of its representations or warranties in this Agreement, (ii) KR’s negligence or willful misconduct; or (iii) the development, manufacture, use, importation, promotion, marketing, commercialization, distribution and sale of the Compound or Product by KR; provided, however, that KR shall not be required to indemnify any MN Indemnified Party to the extent it is determined that the Losses resulted from the negligence or willful misconduct of MN or any such MN Indemnified Party or if MN would be required to indemnify KR under Section 12.1 above.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MediciNova, Inc.

By	/s/ Takashi Kiyoizumi

Name: Takashi Kiyoizumi, M.D., Ph.D.

Title: President and CEO

Kyorin Pharmaceutical Co., Ltd.

By	/s/ Ikuo Ogihara

Name: Ikuo Ogihara

Title: President

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EXHIBIT 1.21

KR Patent Assets

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Countries	Application No./ Date Filed (Priority Date)	Patent No./ Issue Date	Patent Expiration Date
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Countries	Application No./ Date Filed (Priority Date)	Patent No./ Issue Date	Patent Expiration Date
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**	CERTAIN INFORMATION (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 4.1

ROYALTY RATES

For Products sold in the U.S.

Annual Net Sales	Royalty Rate
Annual Net Sales for the first USD [**]	[**]
For annual Net Sales more than USD [**] but less than USD [**]	[**]
For annual Net Sales more than USD [**]	[**]

Example: If annual Net Sales is USD [**] for sale of Products in the U.S., the royalty shall be calculated as USD [**] x [**] plus USD [**] x [**] = USD [**].

For Products sold in non-U.S. countries within the MN Territory where a Valid Patent Claim and/or Market Exclusivity exists and Product is not subject to Generic Competition:

Annual Net Sales	Royalty Rate
Annual Net Sales for the first USD [**]	[**]
For annual Net Sales more than USD [**] but less than USD [**]	[**]
For annual Net Sales more than USD [**]	[**]

For Products sold in non-U.S. countries within the MN Territory where neither a Valid Patent Claim nor Market Exclusivity exists and Product is not subject to Generic Competition, a royalty rate equal to three percent [**] of Net Sales in such country.

**	CERTAIN INFORMATION (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.